Exhibit 23.3

Consent of Jun He Law Offices

Execution Copy

JUN HE LAW OFFICES

December 7, 2007

ChinaEdu Corporation

12/F Capital Times Square No. 88 Xichangan Street

Beijing, 100031, People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors”, “Corporate Structure”, “Regulation”, “Enforceability of Civil Liabilities”, “Legal Matters” and “Experts” in the prospectus included in ChinaEdu Corporation’s Registration Statement on Form F-1, which is filed with the Securities and Exchange Commission on December 7, 2007 under the U.S. Securities Act of 1933, as amended.

Yours faithfully,

/s/ Jun He Law Offices

Jun He Law Offices

#REF#

Beijing Head Office

China Resources Building

20th Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32nd Floor

1515 West Nanjing Road

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 20-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

Chinabank Plaza

Room F, 16th Floor

No. 17 Renmin Road

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,

43rd Floor, New York,

NY 10110, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Hong Kong Office

Suite 2208,

22nd Floor, Jardine House

1 Connaught Place, Central

Hong Kong

Tel.: (852) 2167-0000

Fax: (852) 2167-0050

E-mail: junhehk@junhe.com